AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 23, 2000

                                                     REGISTRATION NO. 333-31148
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ---------------

                                AMENDMENT NO. 1
                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------
                      AMERICAN COMMUNITY BANCSHARES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           NORTH CAROLINA                               6712                          56-2179531
   (STATE OR OTHER JURISDICTION                  (PRIMARY STANDARD                 (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)     INDUSTRIAL CLASSIFICATION CODE NUMBER)     IDENTIFICATION NO.)

                          2593 WEST ROOSEVELT BOULEVARD
                       MONROE, NORTH CAROLINA 28111-0418
                                 (704) 225-8444
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------
                                RANDY P. HELTON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             AMERICAN COMMUNITY BANK
                          2593 WEST ROOSEVELT BOULEVARD
                       MONROE, NORTH CAROLINA 28111-0418
                                 (704) 225-8444
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE
                             OF AGENT FOR SERVICE)

                                ---------------
                                WITH COPIES TO:
                           ANTHONY GAETA, JR., ESQ.
                              ERIK GERHARD, ESQ.
                            ANTHONY GAETA, JR., P.A.
                              808 SALEM WOODS DRIVE
                                    SUITE 201
                         RALEIGH, NORTH CAROLINA 27615
                                 (919) 845-2558

                                ---------------
     APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC: The date of mailing of the enclosed Prospectus/Proxy Statement to the shareholders of American Community Bank.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [X]


                                ---------------

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
                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 55-8-50 through 55-8-58 of the North Carolina General Statutes permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative, because of the fact that such person was a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, agent or employee
(i) conducted himself in good faith, (ii) reasonably believed (a) that any action taken in his official capacity with the corporation was in the best interest of the corporation or (b) that in all other cases his conduct at least was not opposed to the corporation's best interest, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit.

     In addition to, and separate and apart from the indemnification described above under the statutory scheme, Section 55-8-57 of the North Carolina General Statutes permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including attorney's fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. The Bylaws of Bancshares provide for indemnification to the fullest extent permitted under North Carolina law for persons who serve as directors or officers of Bancshares, or at the request of Bancshares serve as an officer, director, agent, partner, trustee, administrator or employee for any other foreign or domestic entity, except to the extent such activities were at the time taken known or believed by the potential indemnities to be clearly in conflict with the best interests of Bancshares. Accordingly, Bancshares may indemnify its directors, officers or employees in accordance with either the statutory or non-statutory standards.

     Sections 55-8-52 and 55-8-56 of the North Carolina General Statutes require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56.

     Finally, Section 55-8-57 of the North Carolina General Statutes provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized by the NCBCA to indemnify such party. The Bank has purchased a standard directors' and officers liability policy which will, subject to certain limitations, indemnify the Bank and its officers and directors for damages they become legally obligated to pay as a result of any negligent act, error, or omission committed by directors or officers while acting in their capacity as such. Bancshares may also purchase such a policy.

     As permitted by North Carolina law, Article 5 of Bancshares' Articles limits the personal liability of directors for monetary damages for breaches of duty as a director arising out of any legal action whether by or in the right of Bancshares or otherwise, provided that such limitation will not apply to (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of Bancshares, (ii) any liability under Section 55-8-33 of the General Statutes of North Carolina, or
(iii) any transaction from which the director derived an improper personal benefit (which does not include a director's reasonable compensation or other reasonable incidental benefit for or on account of his service as a director, officer, employee, independent contractor, attorney, or consultant of Bancshares).

ITEM 21. EXHIBITS


     The following documents are filed herewith and made a part of this Registration Statement.

 EXHIBIT NUMBER    DESCRIPTION OF EXHIBIT
----------------   -------------------------------------------------------------------------------
  2.1*             Agreement and Plan of Reorganization and Share Exchange dated as of
                   February 16, 2000, by and between American Community Bank and American
                   Community Bancshares, Inc. ("Bancshares") included as Appendix I to the Proxy
                   Statement - Prospectus
  3.1*             Articles of Incorporation of Bancshares
  3.2*             Bylaws of Bancshares
  4.1*             Specimen Common Stock Certificate of Bancshares
  5.1*             Opinion of Anthony Gaeta, Jr., P.A. regarding the legality of securities being registered
  8.1*             Opinion of Anthony Gaeta, Jr., P.A. regarding certain federal income tax consequences of the Holding Company Reorganization
 10.1*             Employment Agreement, dated April 15, 1998, between American Community
                   Bank and Randy P. Helton
 10.2*             Consulting Agreement, dated June 1998, between American Community Bank and Kenneth W. Long, Sr.
 10.3*             American Community Bancshares, Inc., 1999 Incentive Stock Option Plan
 10.4*             American Community Bancshares, Inc., 1999 Nonstatutory Stock Option Plan
 10.5*             401(k) Savings Plan of American Community Bank
 23.1              Consent of Dixon Odom PLLC (American Community Bank Financial
                   Statements
 23.3*             Consent of Anthony Gaeta, Jr., P.A. (included with Exhibit 5.1 hereto)
 24.1*             Power of Attorney
 27.1*             Financial Data Schedule
 99.1*             Form of Proxy Card (American Community Bank)
 99.2              1999 Annual Report on Form 10-KSB of American Community Bank


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* Previously filed.

ITEM 22. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form and that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. The undersigned registrant hereby undertakes to respond to requests for information that are incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and American Community Bank being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of North Carolina, on March 23, 2000.


                                     AMERICAN COMMUNITY BANCSHARES


                                     By:   /S/ RANDY P. HELTON
                                        ----------------------------------
                                               RANDY P. HELTON
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on March 23, 2000 in the capacities indicated.

             SIGNATURE                                CAPACITY
----------------------------------   ------------------------------------------
/s/  RANDY P. HELTON                 President and Chief Executive Officer
---------------------------------
RANDY P. HELTON

/s/  DAN R. ELLIS, JR.               Executive Vice President, Chief Financial
---------------------------------    Officer
DAN R. ELLIS, JR.

/s/  THOMAS J. HALL                  Director
---------------------------------
THOMAS J. HALL

/s/  LARRY S. HELMS                  Chairman of its Board of Directors
---------------------------------
LARRY S. HELMS

/s/  KENNETH W. LONG                 Director
---------------------------------
KENNETH W. LONG

/s/  L. STEVEN PHILLIPS              Director
---------------------------------
L. STEVEN PHILLIPS

/s/  DAVID D. WHITLEY                Director
---------------------------------
DAVID D. WHITLEY

/s/  GREGORY N. WYLIE                Director
---------------------------------
GREGORY N. WYLIE

*By:      /S/ RANDY P. HELTON
     -----------------------------------
             ATTORNEY-IN-FACT

                                  EXHIBIT INDEX

 EXHIBIT NUMBER    DESCRIPTION OF EXHIBIT
 --------------    ----------------------
  2.1*             Agreement and Plan of Reorganization and Share Exchange dated
                   February 16, 2000
  3.1*             Articles of Incorporation
  3.2*             Bylaws
  4.1*             Specimen stock certificate
  5.1*             Opinion of Anthony Gaeta, Jr. P.A. as to the legality
  8.1*             Opinion of Anthony Gaeta, Jr. P.A. as to the taxation
 10.1*             Employment Agreement with Randy P. Helton dated April 15, 1998
 10.2*             Consulting Agreement with Kenneth W. Long, Sr., dated June 1998
 10.3*             1999 Incentive Stock Option Plan
 10.4*             1999 Nonstatutory Stock Option Plan
 10.5*             401(k) Savings Plan of American Community Bank
 23.1              Consent of Dixon Odom PLLC
 23.3*             Consent of Anthony Gaeta Jr. P.A. (included in Exhibit 5.1 hereof)
 24.1*             Power of Attorney
 27.1*             Financial Data Schedule
 99.1*             Form of Proxy Card
 99.2              1999 Annual Report on Form 10-KSB of American Community Bank



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* Previously filed.